PROSPECTUS SUPPLEMENT

(To Prospectus dated August 29, 2025)

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289867

CleanCore Solutions, Inc.

275,829,576 Shares of Common Stock

Pre-Funded Warrants to Purchase 124,170,424 Shares of Common Stock

124,170,424 Shares of Common Stock Underlying Pre-Funded Warrants

Warrants to Purchase up to 400,000,000 Shares of Common Stock

400,000,000 Shares of Common Stock Underlying Warrants

We are offering 275,829,576 shares of common stock, par value $0.0001 per share (“Common Stock”), pre-funded warrants to purchase 124,170,424 shares of Common Stock (the “Pre-Funded Warrants”), and warrants to purchase up to 400,000,000 shares of Common Stock (“Investor Warrants”) in this offering. Each share of Common Stock and accompanying Investor Warrant is being sold at a combined public offering price of $0.25. Each Pre-Funded Warrant and accompanying Investor Warrant is being sold at a combined public offering price of $0.2499. Each Investor Warrant will be exercisable for one share of Common Stock at an exercise price of $0.25 per share, will be exercisable on the initial exercise date, and will expire five years from the initial exercise date.

We are also offering to each purchaser whose purchase of shares of our Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately following consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants in lieu of shares of Common Stock. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant will be equal to the price per share of Common Stock being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. The Pre-Funded Warrants will not be listed on the NYSE American LLC (the “NYSE American”) and are not expected to trade in any market; however, we anticipate that the shares of Common Stock to be issued upon exercise of the Pre-Funded Warrants will trade on the NYSE American. We are also registering the shares of Common Stock issuable upon exercise of the Investor Warrants and the Pre-Funded Warrants pursuant to this prospectus supplement.

Our Common Stock is listed on the NYSE American under the symbol “ZONE”. On August 10, 2026, the last reported sale price of our Common Stock on the NYSE American was $0.35.

We have retained Curvature Securities LLC (“Curvature” or the “Placement Agent”) to act as our sole placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent and our capital markets advisor the fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.

Our base prospectus indicated that we were, at that time of filing the base prospectus, subject to General Instruction I.B.6 of Form S-3, which limited the amount that we were able to sell under the registration statement of which the base prospectus forms a part. As of August 3, 2026, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $79,629,825, which exceeds $75,000,000. As such, we are no longer subject to the offering limitations imposed by General Instruction I.B.6 of Form S-3 as of the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

There is no arrangement for funds to be received in escrow, trust, or similar arrangement.

	Per Share and Accompanying Investor Warrant	Per Pre-Funded Warrant and Accompanying Investor Warrant	Total
Offering Price	$0.25	$0.2499	$100,000,000
Placement Agent and Capital Markets Advisor Fees (1)	$0.02	$0.01999	$8,000,000
Proceeds, before expenses, to us	$0.23	$0.22991	$92,000,000

(1)

We have agreed to pay an aggregate cash fee to the Placement Agent and our capital markets advisor equal to 8.0% of the aggregate gross proceeds raised in this offering. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information regarding compensation paid to the Placement Agent and to a capital markets advisor.

We expect that delivery of the shares of Common Stock being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about August 12, 2026, subject to satisfaction of customary closing conditions.

Sole Placement Agent

Curvature

The date of this Prospectus is August 11, 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, dated August 29, 2025, which provides more general information, some of which may not apply to this offering of our common stock. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement is part of a registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using the shelf registration statement, we may sell securities having an aggregate offering price of up to $1,000,000,000 from time to time. Under this prospectus supplement, we are offering shares of our Common Stock, Pre-Funded Warrants and Investor Warrants, together with the shares of Common Stock issuable upon exercise of such warrants (the “Securities”). Certain purchasers may purchase Securities pursuant to securities purchase agreements with the Company, while other purchasers may purchase Securities directly pursuant to this prospectus supplement without entering into a securities purchase agreement.

This prospectus supplement relates to the offering of our securities. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Incorporation by Reference” and “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the specific details regarding this offering and may also add to, update or change information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Placement Agent has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Placement Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference herein, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “CleanCore,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean CleanCore Solutions, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of our common stock.

We use our trademarks in this prospectus supplement as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were effective only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement and the documents incorporated by reference herein are forward-looking statements, including statements regarding our future results of operations, financial condition, business strategy and plans, including our cleaning products business, our ability to consummate a sale or disposition of the cleaning products business on favorable terms or at all, the implementation and expected benefits of our digital asset treasury strategy, the anticipated performance or value of our Dogecoin holdings, the contemplated sale and disposition of our Dogecoin holdings and the timing, execution and proceeds thereof, the results of our AI Critical Infrastructure Business (as defined below), including our ability to identify, acquire, develop, or operate data center facilities, our ability to enter into agreements with counterparties, our ability to successfully develop and operate the Minnesota Project (as defined below) pursuant to the definitive agreements we have entered into in connection therewith, the anticipated benefits of our strategic pivot to AI critical infrastructure, our ability to obtain permits and regulatory approvals, secure adequate power supply, attract customers, and generate revenue from that business, objectives of management for future operations, our ability to continue as a going concern, and our anticipated capital needs and use of proceeds from this offering. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, our ability to consummate the sale of our cleaning products business on favorable terms or at all, the potential adverse impact on our results of operations and cash flows if the cleaning products business is not sold and must continue to be operated during our strategic transition to AI critical infrastructure, risks related to potential liabilities or obligations that may be retained in connection with any such disposition, the risk that our management team may be unable to manage the demands of operating multiple distinct businesses during our strategic transition, the volatility of Dogecoin and the digital asset market generally, our limited operating history with our digital asset treasury strategy, regulatory uncertainty and evolving legal frameworks applicable to digital assets, risks related to the custody and security of our Dogecoin holdings, uncertainties regarding the classification of Dogecoin under the federal securities laws and the Investment Company Act of 1940, as amended, potential tax consequences associated with fair-value accounting for our Dogecoin holdings, the execution, timing and market risks associated with the contemplated disposition of our Dogecoin holdings, the highly speculative and uncertain nature of our AI Critical Infrastructure Business, our lack of operating history in the data center or computing infrastructure industry, our ability to identify, acquire, develop, or operate data center facilities, our ability to successfully execute the definitive agreements we have entered into for the Minnesota Project on the intended terms, the significant capital commitments contemplated for the Minnesota Project, risks associated with our dependence on our initial development and operating partners, governance, counterparty and structural risks associated with special purpose vehicles and joint venture structures, risks arising from the recent leadership transition during a critical period, the intense competition in the data center and AI critical infrastructure market from larger and better-capitalized companies, our ability to secure adequate and reliable power supply, the significant capital requirements associated with data center development and operation, the risk that demand for AI-related computing infrastructure may not grow as expected or may prove temporary, rapid technological change that could render our investments obsolete, our ability to attract and retain personnel with specialized expertise in computing infrastructure, residual value and remarketing risks with respect to data center facilities and equipment, tax risks associated with asset acquisitions, leasing structures and other monetization arrangements, our ability to maintain compliance with NYSE American continued listing standards, our ability to raise additional capital on acceptable terms, risks related to cybersecurity and third-party service providers, and uncertainties regarding our ability to continue as a going concern. Additional risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. We discuss these and other risks in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement and the documents incorporated by reference herein.

In particular, our AI Critical Infrastructure Business is in an early stage of development. Other than in connection with the Minnesota Project and the West Texas Project, as of the date of this prospectus supplement, we have not acquired any other data center sites, entered into any other binding agreements for the development or operation of data center facilities, commenced construction of any facilities, or generated any revenue from data center operations. Forward-looking statements regarding our AI Critical Infrastructure Business are inherently speculative and subject to significant risks and uncertainties, and investors should not place undue reliance on such statements.

Statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject, are based upon information available to us as of the date of this prospectus supplement, and should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement and under the section “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2025 and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement.

THE COMPANY

CleanCore Solutions currently operates in three reportable segments. Our CleanCore segment is the legacy cleaning products business where we have historically operated. On June 8, 2026, the Company announced plans to dispose or sell this segment. As of the date of this Prospectus, the Company still owns and operates this segment and it does not meet the criteria of Held-for-Sale.

On September 5, 2025, we announced the establishment of our Treasury segment, which executed our digital-asset treasury strategy focused on Dogecoin. On July 20, 2026, we sold substantially all the assets of this segment, with the proceeds used to fund the newly created AI Critical Infrastructure segment.

On June 8, 2026, we announced plans to enter into the AI critical infrastructure market through the development, acquisition, and operation of data center facilities and related computing infrastructure (which we refer to as our “AI Critical Infrastructure Business”), in each case at such time and on such terms as our board of directors determines to be in the best interests of the Company and its stockholders. On July 9, 2026, the Company announced the closing of its first data center project, a 200-megawatt data center campus in West Texas with potential to expand to more than 500-megawatts. On July 29, 2026, we announced a second data center campus in Minnesota, a Tier 3 standards facility which will deliver approximately 40-megawatts of critical IT load, and a colocation services agreement with Cerebras Systems, a leading AI compute company.

Recent Developments

On June 8, 2026, we announced the appointment of Tyler Hassen, our Chief Executive Officer, as a member of our Board of Directors, and the active pursuit of AI critical infrastructure opportunities.

On June 8, 2026, we entered into a Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) and Curvature as the Company’s sales agents, pursuant to which the Company may offer and sell shares of Common Stock from time to time in “at the market” offerings (our “ATM”).

In connection with the entry into the Sales Agreement, effective as of June 8, 2026, the Company provided notice of termination of that certain Amended and Restated Sales Agreement, dated August 29, 2025, between the Company, Maxim Group LLC and Curvature (the “Prior ATM Agreement”). In connection with the termination of the Prior ATM Agreement, the Company (i) paid a termination fee of $1,000,000 to Maxim Group LLC, (ii) paid a fee of $500,000 to Curvature, which shall be credited against fees otherwise payable by the Company to Curvature in connection with the Sales Agreement, and (iii) agreed to reduce the exercise price of the warrants issued to Maxim Partners LLC and Curvature in connection with the Prior ATM Agreement. The Prior ATM Agreement provided for the offer and sale of shares of the Company’s common stock in “at the market” offerings. The Company terminated the Prior ATM Agreement in order to enter into the Sales Agreement with Cantor and Curvature as the Company’s sales agents for future at-the-market offerings.

On July 9, 2026, the Company announced the closing of its first data center project, a 200-megawatt data center campus in West Texas (the “West Texas Project”) with potential to expand to more than 500-megawatts, committing the Company to funding the initial 200-megawatts between now and 2029 with $100 million expected to be funded by the first quarter of 2027.

On July 20, 2026, the Company sold substantially all of its remaining Dogecoin holdings for aggregate proceeds of approximately $33.4 million, effectively exiting the Treasury segment.

On July 23, 2026, we entered into definitive agreements for the development of a data center project in Minnesota (the “Minnesota Project”), which will be designed to Tier 3 standards, and will deliver approximately 40-megawatts of critical IT load. In connection with Minnesota Project, we also entered into a colocation services agreement with Cerebras Systems, a leading AI compute company. These developments mark the beginning of our strategic shift towards our AI Critical Infrastructure Business strategy.

CleanCore Segment

Within our CleanCore segment, we design, source, manufacture, and market cleaning products that generate pure aqueous ozone for professional, industrial, and home use. Our patented nanobubble technology produces aqueous-ozone solutions that we believe are effective in cleaning, sanitizing, and deodorizing surfaces and high-touch areas. We offer products and solutions for janitorial and sanitation, ice-machine cleaning, laundry, and industrial applications, and our products are used in environments such as retail establishments, distribution centers, factories, warehouses, restaurants, schools and universities, airports, healthcare facilities, food service, and commercial buildings. On June 8, 2026 we announced a strategic plan to sell or dispose of this segment. As of the date of this prospectus, we still own and operate this segment and it does not meet the criteria to be classified as Held-for-Sale.

Treasury Segment

Within our Treasury segment, we held and managed a portfolio of Dogecoin in furtherance of our digital-asset treasury strategy. On July 20, 2026, we sold substantially all 463 million Dogecoin for aggregate proceeds of approximately $33.4 million dollars. We adopted this strategy on September 5, 2025 under an asset management agreement with Dogecoin Ventures, Inc. and 21Shares US LLC. Effective March 6, 2026, we terminated the asset management agreement, and all related agreements. The Treasury segment’s historical activities centered on accumulating and holding Dogecoin. We acquired and sold Dogecoin on compliant digital-asset venues and safeguarded our holdings in segregated wallets with third-party custodians. We did not self-custody our private keys.

AI Critical Infrastructure Business

We are pursuing opportunities in the AI critical infrastructure market, including the development, acquisition, and operation of data center facilities capable of supporting artificial intelligence and machine learning workloads, high-performance computing, and other compute-intensive applications. On July 9, 2026, we announced the closing of our first data center project, the West Texas Project, a 200-megawatt data center campus in West Texas with potential to expand to more than 500-megawatts, committing the Company to funding the initial 200-megawatts between now and 2029 with $100 million expected to be funded by the first quarter of 2027. On July 23, 2026, we entered into definitive agreements, including a Contribution Agreement, a Limited Liability Company Agreement, and a Development Services Agreement, with a development partner (“PartnerCo”) to develop and operate a data center project in the midwestern United States through a newly formed joint venture (the “JV Company”), in which we hold a majority ownership interest and PartnerCo holds a 21% percentage interest. The JV Company is managed by a five-member board of managers, with the Company designating three managers and PartnerCo designating two, reflecting the Company’s majority ownership (subject to rebalancing if the Company’s interest falls below 51%). We have agreed to fund an initial capital commitment of $250,000,000 and an additional capital commitment of $250,000,000 (aggregate committed capital of up to $500,000,000), called on an as-needed basis from July 2026 through February 2027, against an initial approved budget for the Minnesota Project of $479,000,000. Our initial capital contribution of $40,000,000 was to be deposited in two installments: $25,000,000 on the closing date for pre-approved capital expenditures, and up to an additional $15,000,000, based on applicable budgetary needs, no later than four business days after the closing date. Our sole exposure for any funding shortfall is dilution of our interest in the JV Company, and no party may seek damages from us or compel funding. In addition, the Company will issue $1,000,000 of common stock to PartnerCo (or its designated recipients), calculated based on the 10-day trailing VWAP preceding the date of issuance, with issuance conditioned on satisfaction of certain post-closing covenants. There can be no assurance that the Minnesota Project will be completed on the terms described herein, on the contemplated timeline, or at all. See “Risk Factors” for a more detailed discussion of the risks related to the Minnesota Project, the West Texas Project, the definitive agreements entered into in connection therewith and our AI Critical Infrastructure Business generally. We are also in active discussions regarding additional AI critical infrastructure opportunities, none of which are subject to any binding agreement as of the date of this prospectus supplement. We believe the growing demand for compute capacity driven by the proliferation of large language models, generative AI applications, enterprise AI adoption, and cloud computing workloads presents a significant market opportunity for purpose-built data center infrastructure.

Our anticipated strategy contemplates the identification, acquisition, development, and operation of data center sites, including the construction or retrofit of facilities designed to house high-density computing equipment. These facilities may be developed to support colocation, build-to-suit, powered shell, or turnkey deployment models for enterprise, hyperscale, and other customers. Our strategy may also encompass the acquisition of land, power capacity, cooling infrastructure, network connectivity, and related assets necessary to support data center operations. We may pursue our AI Critical Infrastructure Business through a variety of structures including wholly owned subsidiaries, minority investments, special purpose vehicles, variable interest entities, joint ventures, or other similar arrangements.

Our AI Critical Infrastructure Business is at an early stage of development. While we have entered into definitive agreements for the Minnesota Project and the West Texas Project as described above, and are in active discussions regarding additional opportunities, only the Minnesota Project has commenced construction as of the date of this prospectus supplement. We have not generated any revenue from data center operations. Our plans remain in an early stage and are subject to change based on market conditions, capital availability, regulatory considerations, management capacity, and other factors. There can be no assurance that we will be able to successfully execute this strategy. See “Risk Factors” for a more detailed discussion of the risks associated with our anticipated AI Critical Infrastructure Business.

Strategic Transition

Our long-term vision is to transition from a cleaning products and digital asset treasury company to an AI critical infrastructure company. In connection with this strategic pivot, Tyler Hassen was appointed as our Chief Executive Officer and a member of our board of directors. This transition has begun and is expected to occur over time and may involve multiple steps, including the disposition of our cleaning products business, the wind-down of our digital asset treasury strategy, and the deployment of capital into AI critical infrastructure assets, beginning with the Minnesota Project.

We are actively exploring the potential sale of our cleaning products business. Effective March 6, 2026, we terminated our asset management agreement with Dogecoin Ventures, Inc. and 21Shares US LLC, and all related digital asset agreements, and disposed of substantially all Dogecoin on July 20, 2026. No binding agreement has been entered into for the sale of our cleaning products business, although former Chief Executive Officer Clayton Adams holds an irrevocable three-year option, expiring March 4, 2029 to purchase the assets of the CleanCore segment, which he may exercise at his discretion. There can be no assurance that any such transaction will be consummated on favorable terms, or at all. In February 2026, we obtained a fair value opinion with respect to the potential sale of our cleaning products business; however, our board of directors has not approved any specific disposition transaction as of the date of this prospectus supplement and no further steps have been taken toward consummating a sale of the cleaning products business.

We expect to use proceeds from this offering, together with other available capital, to fund the identification, evaluation, and potential development of AI critical infrastructure opportunities, including with respect to the Minnesota Project and the West Texas Project. The timing and structure of this transition will depend on numerous factors, including the availability and pricing of attractive data center opportunities, our ability to raise additional capital, our ability to consummate those data center development transactions that we may pursue, including the Minnesota Project and the West Texas Project, the terms and timing of any disposition of our cleaning products business, regulatory developments, market conditions, and the judgment of our board of directors and management team. During the transition period, we expect to continue operating our cleaning products business while simultaneously pursuing AI critical infrastructure opportunities, which will require our management team to allocate time and resources across two distinct business lines.

Corporate Information

The Company was incorporated in the state of Nevada on August 23, 2022 under the name CC Acquisition Corp. for the sole purpose of acquiring substantially all of the assets of CleanCore Solutions, LLC, a Delaware limited liability company, TetraClean Systems, LLC, a Delaware limited liability company, and Food Safety Technology L.L.C., a Delaware limited liability company. On November 21, 2022, we changed our name from CC Acquisition Corp. to CleanCore Solutions, Inc.

Our principal executive offices are located at 5718 Westheimer Road, Suite 1000, Houston, Texas 77057, and our telephone number is (877) 860-3030.

Implications of being an emerging growth company and smaller reporting company

We are an “emerging growth company” (an “EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may elect to take advantage of these accommodations from time to time. We will remain an EGC until the earliest of: (a) the last day of the fiscal year in which our total annual gross revenues are $1.235 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we become a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of some of the same exemptions available to emerging growth companies, including reduced disclosure obligations regarding executive compensation. In addition, for as long as we remain a non-accelerated filer, we will not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Issuer	CleanCore Solutions, Inc.

Common Stock offered by us	275,829,576 shares of our Common Stock. Purchasers that invest at least $500,000 in securities may be offered the opportunity to enter into a securities purchase agreement with the Company. Other purchasers may purchase Securities directly pursuant to this prospectus supplement without entering into a securities purchase agreement.

Pre-Funded Warrants offered by us

We are also offering to those purchasers, if any, whose purchase of the Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following consummation of this offering, the opportunity to purchase, if they so choose, an aggregate of 124,170,424 Pre-Funded Warrants in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding Common Stock.

The purchase price of each Pre-Funded Warrant will equal the price per share of Common Stock being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share.

Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-Funded Warrants. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus supplement.

Warrants offered by us

We are also offering to each purchaser of shares of Common Stock or Pre-Funded Warrants in this offering Investor Warrants to purchase up to 400,000,000 shares of Common Stock. Each Investor Warrant will be exercisable for one share of Common Stock at an exercise price of $0.25 per share.

The Investor Warrants will be immediately exercisable on the initial exercise date and will expire on the fifth anniversary of the initial exercise date.

A holder (together with its affiliates) may not exercise any portion of an Investor Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Common Stock immediately after exercise. To better understand the terms of the Investor Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus supplement.

Offering price per share of Common Stock	$0.25 per share of Common Stock and accompanying Investor Warrant (or $0.2499 per Pre-Funded Warrant and accompanying Investor Warrant).

Common Stock to be outstanding before this offering	226,260,684 shares.

Common Stock to be outstanding after this offering	626,260,684 shares, assuming exercise of all Pre-Funded Warrants.

Use of Proceeds

We intend to use the net proceeds of this offering primarily to fund the development of AI critical infrastructure opportunities, including the Minnesota Project, and for working capital and general corporate purposes. We may also use the net proceeds for capital expenditures, and general and administrative expenses, and to fund costs associated with the potential disposition of our cleaning products business. See “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” on page S-7 in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NYSE American Symbol	“ZONE”

The number of shares of our Common Stock that will be outstanding immediately after this offering is based on 226,260,684 shares outstanding as of August 11, 2026, and excludes, as of that date, the following:

●	625,000 shares of Common Stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.80 per share;

●	7,359,047 shares of Common Stock reserved for issuance upon settlement of restricted stock units;

●	115,985 shares of Common Stock reserved for future issuance under the CleanCore 2022 Equity Incentive Plan (the “2022 Plan”);

●	24,395,713 shares of Common Stock issuable upon exercise of our outstanding warrants;

●	6,700,000 shares of Common Stock issuable upon execution and delivery of settlement agreement; and

●	4,000,000 shares of Common Stock (or such other amount comprising $1,000,000 of Common Stock) that may be issuable pursuant to post-closing covenants related to previously disclosed projects.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, including our audited consolidated financial statements and corresponding management’s discussion and analysis. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with or furnished to the SEC, as applicable, which are incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of each such document. We are under no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise, other than as required by applicable securities legislation.

Risks Relating to This Offering

Sales of our Common Stock and Pre-Funded Warrants by stockholders may have an adverse effect on the then prevailing market price of our Common Stock.

Sales of a substantial number of our Common Stock and Pre-Funded Warrants in the public market following this offering could cause the market price of our Common Stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock or other equity or equity-related securities would have on the market price of our Common Stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from the sale of securities by us in this offering for the development of AI critical infrastructure opportunities, including the Minnesota Project, and for working capital and general corporate purposes. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per Common Stock.

A purchaser of securities in this offering will experience immediate and substantial dilution. Please see the section entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of our Common Stock or other securities, which may negatively affect the market price of our Common Stock.

To operate our business, we may need to raise additional capital through sales of our Common Stock, securities exercisable for or convertible into our Common Stock or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Stock. Future sales of such securities or our Common Stock could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future, and may cause you to incur additional dilution.

Our data center development projects are subject to construction and development risks that could result in cost overruns, delays, or failure to complete.

We have commenced construction on our Minnesota data center project and are in development on our West Texas data center project. These projects are subject to significant construction and development risks, including cost overruns resulting from increases in the prices of steel, concrete, and other construction materials, supply chain disruptions, shortages of skilled labor, changes in or imposition of tariffs on imported materials, adverse weather conditions, permitting delays, and other unforeseen circumstances. Additionally, we may experience delays in obtaining necessary utility interconnections, environmental approvals, or other regulatory clearances. Any of these risks could result in material increases to our projected development costs, delays in the completion and commissioning of our facilities, or failure to achieve the intended capacity or performance specifications. There can be no assurance that our data center projects will be completed on budget, on schedule, or at all, and any material cost overruns or delays could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not intend to pay dividends on our Common Stock so any returns will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Stock will appreciate in value or maintain the price at which you purchased them.

Our financial statements for the quarter ended March 31, 2026 have been restated, and our management has identified a material weakness in our internal control over financial reporting.

As disclosed in our Current Report on Form 8-K filed on May 18, 2026, we determined that our previously filed unaudited condensed consolidated financial statements for the quarter ended March 31, 2026 should no longer be relied upon and should be restated. The restatement resulted from our identification of an error related to the non-cash transfer of 70,000,000 Dogecoins in connection with the cancellation of an asset management agreement, which had not been recorded in our accounting system and had not been verified against an independent source during reconciliation. As a result, our digital assets were overstated, while net loss and general and administrative expenses were understated. In connection with the restatement, management concluded that a material weakness existed in our internal control over financial reporting as of March 31, 2026, related to our Digital Asset Reconciliation Control. Specifically, the control failed to identify a discrepancy between our internal asset holding worksheet and the actual assets held in corporate wallets because the reconciliation was performed against a static sub-ledger rather than being verified against independent source data. While management is implementing remedial measures, including updating reconciliation procedures to check recorded balances against actual custodial statements, amending the month-end close checklist to require formal sign-off on asset-bearing contract terminations, and implementing a secondary review for digital asset transfers exceeding $100,000, there can be no assurance that these measures will be sufficient to prevent future errors or that additional material weaknesses will not be identified. The existence of a material weakness could result in errors in our financial statements, cause investors to lose confidence in our reported financial information, negatively affect the trading price of our Common Stock, and subject us to regulatory scrutiny or sanctions.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $92,000,000 after deducting the placement agent and capital markets advisory fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering primarily to fund the development of AI critical infrastructure opportunities, including the Minnesota Project, and for working capital and general corporate purposes. We may also use the net proceeds for capital expenditures, and general and administrative expenses, and to fund costs associated with the potential disposition of our cleaning products business.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, and our management will retain broad discretion as to the ultimate allocation of the proceeds. We have agreed with certain purchasers of our securities in this offering that we will not use the net proceeds for (a) the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of business), (b) the redemption of any of our common stock or common stock equivalents, (c) the settlement of any outstanding litigation, or (d) in violation of regulations promulgated by the Office of Foreign Assets Control and/or under the Foreign Corrupt Practices Act, as amended. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Even if our board of directors (“Board”) decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. While our Board will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the effective offering price per share and the as-adjusted net tangible book value per share of Common Stock after this offering.

The net tangible book value of our Common Stock as of March 31, 2026, was approximately $56.3 million, or approximately $0.252 per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our Common Stock outstanding as of March 31, 2026.

After giving effect to the sale of shares of Common Stock in this offering at an offering price of $0.25 per share, and after deducting placement agent and capital markets advisory fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026, would have been approximately $148.3 million, or approximately $0.24 per share of Common Stock. This represents an immediate decrease in as adjusted net tangible book value of approximately $0.01 per share of Common Stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $0.01 per share of Common Stock to the purchaser of securities in this offering, as illustrated by the following table:

Offering price per share Common Stock		$0.250
Net tangible book value per share of Common Stock as of March 31, 2026	$0.252
Decrease in as adjusted net tangible book value per share of Common Stock attributable to the offering	$0.014
As adjusted net tangible book value per share of Common Stock as of March 31, 2026 after giving effect to this offering		$0.238
Dilution per share Common Stock to new investors participating in this offering		$0.012

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of Common Stock, Pre-Funded Warrants and Investor Warrants. The following is a summary of certain material terms of the securities being offered pursuant to this prospectus supplement.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying prospectus.

Pre-funded Warrants

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of Pre-funded Warrants. Each Pre-Funded Warrant may be issued either to a purchaser that enters into a securities purchase agreement with the Company or to a purchaser that purchases Securities directly pursuant to this prospectus supplement without entering into a securities purchase agreement.

Duration and Exercise Price

Each Pre-funded Warrant offered hereby will have an initial exercise price per share of Common Stock equal to $0.0001. The Pre-funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock.

Exercisability

The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of Common Stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of Common Stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a formula set forth in the Pre-funded Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-funded Warrants. Rather, at our election, the number of shares of Common Stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established trading market for the Pre-funded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Pre-funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Pre-funded Warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the Pre-funded Warrants are currently traded on the NYSE American.

Rights as a Stockholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such holders exercise their Pre-funded Warrants. The Pre-funded Warrants will not entitle the holder to any voting rights, dividends or other rights as a stockholder of the Company prior to exercise.

Investor Warrants

The following summary of certain terms and provisions of the Investor Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Investor Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Investor Warrant for a complete description of the terms and conditions of the Investor Warrants.

Duration and Exercise Price

Each Investor Warrant offered hereby will have an initial exercise price per share of Common Stock equal to $0.25, subject to adjustment as described below. The Investor Warrants will be immediately exercisable on the initial exercise date and will expire on the fifth anniversary of the initial exercise date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock.

The Investor Warrants contain an additional exercise price adjustment provision that may apply following certain reverse stock splits, stock combinations, recapitalizations or similar transactions. If a share combination event occurs and specified post-event market price conditions are satisfied, the exercise price of the Investor Warrants may be reduced pursuant to the terms of the Investor Warrants.

Exercisability

The Investor Warrants will be exercisable, at the option of each holder, in whole or in part, at any time or times on or after the initial exercise date and on or prior to the expiration date, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of an Investor Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of Common Stock immediately after exercise. However, upon notice from the holder to us, the holder may increase or decrease the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of Common Stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Investor Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of Common Stock issuable upon exercise of the Investor Warrants to the holder, then the Investor Warrants may be exercised, in whole or in part, by means of a “cashless exercise” in which the holder shall be entitled to receive a number of shares of Common Stock determined according to a formula set forth in the Investor Warrants.

Fundamental Transaction

If, while the Investor Warrants are outstanding, the Company consummates certain fundamental transactions, including a merger, consolidation, sale of substantially all assets, tender offer, reorganization or similar transaction, the holders of the Investor Warrants will be entitled, upon exercise, to receive the same type and amount of consideration that the holders of Common Stock would have received in such transaction. In addition, under certain circumstances, a holder may require the Company or a successor entity to purchase the Investor Warrants for their Black Scholes Value, as defined in the Investor Warrants. The successor entity will also be required to assume the Company’s obligations under the Investor Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Investor Warrants. Rather, at our election, the number of shares of Common Stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, an Investor Warrant may be transferred at the option of the holder upon surrender of the Investor Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no established trading market for the Investor Warrants, and we do not expect an active trading market to develop. We do not intend to list the Investor Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Investor Warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the Investor Warrants are currently traded on the NYSE American.

Rights as a Stockholder

Except as otherwise provided in the Investor Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holders of the Investor Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such holders exercise their Investor Warrants. The Investor Warrants will not entitle the holder to any voting rights, dividends or other rights as a stockholder of the Company prior to exercise.

PLAN OF DISTRIBUTION

Curvature Securities LLC has agreed to act as the sole placement agent in connection with this offering on a reasonable best efforts basis. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement.

We have entered into securities purchase agreements directly with certain institutional investors in connection with this offering. Purchasers that invest at least $500,000 in securities may be offered the opportunity to enter into a securities purchase agreement with the Company. Other purchasers may purchase Securities directly pursuant to this prospectus supplement without entering into a securities purchase agreement. Investors purchasing shares of Common Stock, Pre-Funded Warrants or Investor Warrants are not required to enter into a securities purchase agreement unless otherwise agreed with the Company. The offering is expected to close on or about August 12, 2026, subject to customary closing conditions without further notice.

Fees and Expenses

We have agreed to pay the Placement Agent and our capital markets advisor an aggregate cash fee equal to eight percent (8.0%) of the aggregate gross proceeds raised in this offering. The Placement Agent may, in its sole discretion, reallow or credit a portion of such fee to selected dealers, members of the selling group, our capital markets advisor or other designees of the Placement Agent. The following table shows the per share and total cash fees we will pay to the Placement Agent and our capital markets advisor in connection with the sale of the Securities offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share and Accompanying Investor Warrant	Per Pre-Funded Warrant and Accompanying Investor Warrant	Total
Offering Price	$0.25	$0.2499	$100,000,000
Placement Agent and Capital Markets Advisor Fees	$0.02	$0.01999	$8,000,000
Proceeds, before expenses, to us	$0.23	$0.22991	$92,000,000

Determination of Offering Price

The public offering price of the shares of Common Stock we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of our Common Stock we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities under the Securities Act. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the Placement Agent, or by an affiliate. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent or by an affiliate is not part of this prospectus or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Regulation M Restrictions

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any shares of Common Stock sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of shares offered hereby by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agent:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	must not engage in any stabilization activity in connection with our securities; and

●	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the Placement Agent may engage in passive market making transactions in our Common Stock on the NYSE American in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of shares of our Common Stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker’s bid, however, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the Placement Agent and its affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services they may receive customary fees, but we have no present arrangements to do so. Subject to Regulation M and other applicable statutes and regulations, in the course of its businesses, the Placement Agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Placement Agent may at any time hold long or short positions in such securities or loans.

The foregoing includes a brief summary of certain provisions of the placement agency agreement and securities purchase agreement that we will enter into and does not purport to be a complete statement of their terms and conditions. A copy of the placement agency agreement and the form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-16.

Cantor is acting as our capital markets advisor for this offering and is the lead sales agent on our ATM; Curvature, our sole placement agent for this offering, is also co-sales agent on our ATM.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements with the Placement Agent pursuant to which each such person agreed, for a period of 90 days from the closing of the offering, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our Common Stock or securities convertible into or exercisable or exchangeable for our Common Stock, subject to customary exceptions.

Restriction on Future Issuances

We have agreed that, for a period of 90 days from the closing of this offering, we will not issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable for Common Stock, subject to certain exceptions, including issuances under our existing equity incentive plans. In addition, for a period of 180 days from the closing of this offering, we have agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock Equivalents involving a variable rate transaction; provided, however, that the Company may utilize an ‘at the market offering’ facility including the Placement Agent as sales agent commencing ninety (90) days after the closing of this offering.

Participation of Related Parties

House of Doge Inc. has agreed to purchase $9 million of Securities in this offering on the same terms as other investors. A member of our board of directors also serves as a director and officer of House of Doge Inc. Except for this relationship, the participation in this offering and as an existing holder of securities of the Company, House of Doge Inc. has no material relationship with us.

Listing

Our Common Stock is listed on the NYSE American LLC under the symbol “ZONE.”

LEGAL MATTERS

Certain legal matters relating to the offering of the securities under this prospectus supplement will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Sullivan & Worcester LLP, New York, New York is acting as counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of our company for the years ended June 30, 2025 and 2024 have been incorporated by reference in this prospectus supplement in reliance upon the reports of TAAD LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cleancoresol.com. Information accessible on or through our website is not a part of this prospectus supplement.

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus supplement and accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on August 22, 2025;

●	our Quarterly Report on Form 10-Q for the period ended September 30, 2025 filed with the SEC on November 13, 2025;

●	our Quarterly Report on Form 10-Q for the period ended December 31, 2025 filed with the SEC on February 11, 2026;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2026 filed with the SEC on May 11, 2026, as amended on May 18, 2026;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on August 22, 2025, September 2, 2025, September 5, 2025, September 8, 2025, October 28, 2025, December 19, 2025, March 10, 2026, March 20, 2026, May 18, 2026, May 28, 2026, June 8, 2026, June 8, 2026, July 7, 2026, July 9, 2026 and July 29, 2026; and

●	the description of our class B common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 22, 2025, including any amendment or report filed for the purpose of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

CleanCore Solutions, Inc.

5718 Westheimer Road, Suite 1000

Houston, Texas 77057

Telephone: (877) 860-3030

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement and the information on our website is not a part of this prospectus and is not incorporated by reference.

PROSPECTUS

$1,000,000,000

CleanCore Solutions, Inc.

Class B Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our class B common stock is listed on NYSE American under the symbol “ZONE.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities in primary offerings pursuant to this prospectus with a value more than one-third of the aggregate market value of our outstanding class B common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our outstanding class B common stock held by non-affiliates is less than $75.0 million. In addition, in the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding class B common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on primary offerings shall not apply to additional sales made pursuant to this prospectus. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 29, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $1,000,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections of this prospectus titled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from periodic industry publications and third-party studies and surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections included in these sources are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data contained in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

Trademarks, Trade Names and Service Marks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus or in the documents incorporated by reference into this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or in the documents incorporated by reference into this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “our company” refer, collectively, to CleanCore Solutions, Inc., a Nevada corporation, and its subsidiaries taken as a whole.

Overview

We specialize in the development and manufacturing of cleaning products that produce pure aqueous ozone for professional, industrial, or home use. We have a patented nanobubble technology using aqueous ozone that we believe is highly effective in cleaning, sanitizing, and deodorizing surfaces and high-touch areas.

Ozone has been used in water treatment facilities to remove pathogens from water for decades. However, ozone was not safe for traditional cleaning because the gas alone can be harmful when inhaled. In recent years, ozone has been found to become a powerful cleaning solution if infused into tap water, which then creates a solution called aqueous ozone. Once the ozone is added into the water, the resulting solution is safe to handle yet continues to hold the effective cleaning and oxidizing components of ozone.

Our product offerings utilize a patented technology that we believe produces an enhanced aqueous ozone solution that requires no additives, filters, or advanced chemicals. We believe that we are the only company that has an aqueous ozone solution that is produced in the form of nanobubbles. Nanobubbles are the nanometer-sized (one billionth of a meter) gaseous cavities in a liquid solution. The common micro sized bubbles have larger diameters which causes them to rise quickly to the surface of an aqueous solution as compared to the smaller bubbles. Since nanobubbles have no natural buoyancy, they remain underwater, where each tiny, negatively charged bubble is attracted to positively charged pollutants and harmful toxins. This union causes the nanobubbles to release ozone which extinguishes pathogens and slowly breaks down the cell walls of mold, germs, and other residues. Further, a smaller size of nanobubbles is also more effective as it has a higher density of ozone and is able to provide a more thorough surface coverage, which destroys a higher number of contaminants.

Our pure aqueous ozone product is a natural cleaner, sanitizer, and deodorizer produced through the infusion of ozone into water using electricity. The use of this ozone solution has been proven effective in eliminating germs, viruses, bacteria, allergens, and molds. Aqueous ozone technology has been tested and previously destroyed pathogens including E. Coli, Staphylococcus, Listeria, and Salmonella. The solution cleans hard surfaces, floors, carpets, upholstery, and food contact surfaces. In addition, the aqueous ozone solution works to significantly deodorize smells.

We offer products and solutions that are marketed for janitorial and sanitation, ice machine cleaning, laundry, and industrial industries. Our products are used in many types of environments including retail establishments, distribution centers, factories, warehouses, restaurants, schools and universities, airports, healthcare, food service, and commercial buildings such as offices, malls, and stores.

Our mission is to become a leader in creating safe, clean spaces that are free from any chemical residue or skin irritants. We are currently expanding our distributor network, improving our production processes, and proving the effectiveness of our products in restaurants, airports, and hotels.

Corporate Information

Our principal executive offices are located at 5920 S 118th Circle, Omaha, NE 68137, and our telephone number is (877) 860-3030. We maintain a website at www.cleancoresol.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

The Securities That May Be Offered

We may offer or sell class B common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class B Common Stock

We may offer our class B common stock either alone or underlying other registered securities convertible into our class B common stock. Each holder of class B common stock is entitled to one vote per share. The holders of class B common stock have no preemptive rights.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of class B common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on our class B common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our class B common stock in the near future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into class B common stock.

Depositary Shares

We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into class B common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into our class B common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of class B common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 22, 2025.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any, to defer payments of interest and the maximum length of such deferral period;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

●	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

●	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

●	no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

●	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and bylaws, and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Shares

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or class B common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or class B common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or class B common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or class B common stock will be separately transferable;

●	the number of shares of preferred stock, the number of depositary shares or the number of shares of class B common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

●	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

●	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

●	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

●	any provisions relating to any security provided for the purchase contracts;

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

●	whether the purchase contracts will be issued in fully registered or global form; and

●	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase class B common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	if applicable, the names of any selling securityholders;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fennemore Craig P.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of our company for the years ended June 30, 2025 and 2024 have been incorporated by reference in this prospectus in reliance upon the reports of TAAD LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cleancoresol.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on August 22, 2025;

●	our Current Report on Form 8-K filed with the SEC on August 22, 2025; and

●	the description of our class B common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 22, 2025, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to CleanCore Solutions, Inc., Attn: Secretary, 5920 S 118th Circle, Omaha, NE 68137, or by calling us at (877) 860-3030.

CleanCore Solutions, Inc.

275,829,576 Shares of Common Stock

Pre-Funded Warrants to Purchase 124,170,424 Shares of Common Stock

124,170,424 Shares of Common Stock Underlying Pre-Funded Warrants

Warrants to Purchase up to 400,000,000 Shares of Common Stock

400,000,000 Shares of Common Stock Underlying Warrants

PROSPECTUS SUPPLEMENT

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August 11, 2026